UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 17, 2002

Rolltech, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-31683 (Commission File Number)	98-0230423 (IRS Employer Identification No.)

Suite 811, 938 Howe Street, Vancouver, BC, Canada, V6Z 1N9
(Address of principal executive offices and Zip Code)

(604) 681-3071
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 4. Change In Registrant's Certifying Accountant

The Board of Directors of Rolltech, Inc. (the "Corporation") has  approved the engagement of BDO Dunwoody, L.L.P., Chartered Accountants, ("BDO Dunwoody") to replace  Moore Stephens Ellis Foster Ltd., Chartered Accountants, ("Ellis Foster") as the Corporation's independent accountants. The Corporation  therefore requested Ellis Foster to resign, which resignation was  received and accepted  by the Corporation  effective April 17, 2002. The Corporation has engaged BDO Dunwoody to audit the Corporation's financial statements for the year ending December 31, 2002 effective April 17, 2002.

Ellis Foster has represented the Corporation as its independent accountants since February 15, 2001. Prior to this, Michael Bonner, CPA, represented the Corporation as its independent accountant and, in such capacity, provided a report on the financial statements of the Corporation for the period commencing on January 25, 2000, the date of the Corporation's inception, to July 31, 2000. Except as described below, Ellis Foster's report on the financial statements of the Corporation for the most recent fiscal year  and for the fiscal period from January 25, 2000 (inception) to December 31, 2000 , as well as Michael Bonner's report on the financial statements of the Corporation for the period  from January 25, 2000 (inception)  to July 31, 2000 for which Michael Bonner was the Corporation's independent auditors, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles,  except for an explanatory paragraph in respect of going concern contingencies, discussed below.

Ellis Foster's report dated January 29, 2002, on the financial statements of the Corporation for the most recent fiscal year  and for the fiscal period from inception to December 31, 2000 , contained an explanatory note commenting on the fact that such financial statements do not contain any adjustments with respect to the substantial doubt of the Company's ability to continue as a going concern, as follows:

"The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As discussed in Note 1 to the financial statements, the continued operations of the Company as a going concern is dependent on its ability to search for a suitable business to merge with or acquire. The Company has incurred recurring losses from operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty."

During the most recent fiscal year and  the fiscal period from January 25, 2000 (inception) to December 31, 2000, as well as  any subsequent interim periods preceding the date of this report, there were no:

(a) disagreements between the Corporation and Ellis Foster on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ellis Foster, would have caused them to make reference to the subject matter of the disagreement or disagreements in their reports on the financial statements for such years;

(b) reportable events involving Ellis Foster that would have required disclosure under Item 304(a) (1) (v) of Regulation S-B; or.

(c) written or oral consultations between the Corporation and BDO Dunwoody regarding either the specific application of accounting principles or the type of audit opinion that might be rendered on the Corporation's financial statements that was considered an important factor by the Corporation in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was the subject of a disagreement or a reportable event, that would have required disclosure under Item 304 (a)(2) of Regulation S-B.

On March 13, 2002, the Corporation, acting through its wholly-owned subsidiary, Golden Caviar Corp., purchased certain assets from Sea Technology Enterprise, LLC, a limited liability company formed under the laws of the State of Washington, and acquired an exclusive license to certain intellectual property from Dr. Vyacheslav Sova. In connection with such transaction, which was reported in the Corporation's current report on Form 8-K filed March 15, 2002, the Corporation  consulted BDO Dunwoody for the purpose of understanding the pro forma requirements of the Form 8-K. There were no written or oral consultations between the Corporation and BDO Dunwoody regarding either the specific application of accounting principles or the type of audit opinion that might be rendered on the Corporation's financial statements. The Corporation did not consult Ellis Foster on any such issues.

The Corporation requested and received from Ellis Foster a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements set forth above, in connection with this filing. A copy of that letter, dated April  25 , 2002 is attached as Exhibit 16 with this filing.

 The Corporation requested BDO Dunwoody to review the statements set forth above insofar as they relate to BDO Dunwoody, and to provide a letter addressed to the Securities and Exchange Commission containing any new information, clarification or disagreement with same. BDO Dunwoody has declined to provide any such letter.

Item 7. Financial Statements and Exhibits

Exhibit 16. Letter of Ellis Foster addressed to the Securities and Exchange Commission dated April  25, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLTECH, INC.

/s/ Dr. Michale Scheglov
By: Dr. Michael Scheglov, President,
Chief Executive Officer and Secretary

Date: April 29, 2002